8
                                            CERTIFICATE OF AMENDMENT
                                                        TO
                                           CERTIFICATE OF INCORPORATION
                                                        OF
                                             EMERGING BETA CORPORATION
                                             (a Delaware corporation)





         EMERGING BETA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         FIRST: The following resolution has been unanimously adopted by the board of directors and the stockholders of the Corporation in accordance with Section 242 of the
 Delaware General
Corporation Law for the purpose of amending the corporation's Certificate of
 Incorporation.  The
resolution setting forth the proposed amendment is as follows:

                  RESOLVED,   that  the  Certificate  of  Incorporation  of  the
         Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:


         FIRST:  The name of the corporation is Starship Cruise Line, Inc.

         SECOND: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Law of the State of Delaware.

         IN  WITNESS   WHEREOF,   EMERGING  BETA  CORPORATION  has  caused  this
certificate to be signed by its duly authorized officer, this 6th day of October, 1998.


EMERGING BETA CORPORATION




Jehu Hand, Assistant Secretary



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